UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

ALCOA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-37816	81-1789115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500 Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 315-2900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2023, the Board of Directors (the “Board”) of Alcoa Corporation (the “Company”) appointed Ms. Renee Henry, the Company’s Vice President and Controller, as the Company’s Senior Vice President and Controller and principal accounting officer, effective on October 1, 2023 (the “Effective Date”). Ms. Henry, 51, has served as the Company’s Vice President and Controller since February 1, 2023. Previously, Ms. Henry served as Vice President, Controllership, with responsibility for financial accounting, external reporting, and the consolidation process, from June 2022 through January 2023. Prior to that, she held the role of Senior Director, Financial Accounting, from November 2021 through May 2022, and was responsible for providing accounting guidance across the global organization. Ms. Henry was Director of Finance–Europe from May 2021 through October 2021 and Senior Manager, Financial Accounting from April 2020 through April 2021. Ms. Henry joined Alcoa in February 2011 and served as Manager, Financial Accounting through March 2020. Ms. Henry is a certified public accountant. Ms. Molly S. Beerman, the Company’s current Executive Vice President and Chief Financial Officer, will continue in her roles as the Company’s Executive Vice President and Chief Financial Officer but will cease to serve as the Company’s principal accounting officer effective as of the Effective Date. Ms. Beerman previously served as the Company’s Senior Vice President and Controller and principal accounting officer beginning December 2016, then assumed the role of Executive Vice President and Chief Financial Officer effective February 1, 2023.

In connection with her appointment as the principal accounting officer, effective as of the Effective Date, Ms. Henry’s base salary increased to $350,000, her annual incentive compensation target opportunity increased to 55% of her base salary, and her long-term equity incentive target opportunity increased to $250,000. In addition, effective as of the Effective Date, the Company also entered into with Ms. Henry its standard forms of Corporate Officer Executive Severance Agreement (the “Officer ESA”) and Indemnification Agreement, previously filed with the Securities and Exchange Commission as Exhibits 10.30 and 10.24, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on February 23, 2023 (“2022 Form 10-K”). The Officer ESA provides for the payment of severance benefits in the event of an employment termination without cause. In addition, effective as of the Effective Date, the Board designated Ms. Henry as a Tier II Employee under the Alcoa Corporation Amended and Restated Change in Control Severance Plan, previously filed with the Securities and Exchange Commission as Exhibit 10.26 to the Company’s 2022 Form 10-K, which provides that, if Ms. Henry incurs a qualifying termination of employment without cause or for good reason in connection with a change in control, she will be entitled to the payment of severance benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Date: October 3, 2023	By:	/s/ Marissa P. Earnest
Marissa P. Earnest
Senior Vice President, Chief Governance Counsel and Secretary